EXHIBIT 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jeffrey L. Weaver, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of SP Bancorp, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2014	/s/ Jeffrey L. Weaver
Date	Jeffrey L. Weaver
President and Chief Executive Officer